SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 10, 2007 (March 22, 2007)

Furniture Brands International, Inc.
(Exact name of Registrant as specified in charter)

Delaware	I-91	43-0337683
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

101 South Hanley Road, St. Louis, Missouri 63105
(Address of principal executive offices) (zip code)

(314) 863-1100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.		Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

	(e)
On March 22, 2007, the Executive Compensation and Stock Option Committee of the Board determined under the Company’s executive annual incentive plans that performance goals for 2007 will be based 100% on net earnings for corporate officers and a combination of corporate net earnings and operating earnings for leaders of each Brand. Annual incentive targets are based on a percentage of base salary in effect at the end of 2007. The annual incentive targets for the named executive officers are:

		Holliman	$925,000
		Ramos	266,200
		Foy	548,500
		Chipperfield	243,800
		Webster	225,000

The maximum annual incentive for 2007 may be 100% of the individual target, with no minimum. Actual amount of annual incentive to be paid at the conclusion of the 2007 performance period will be calculated by applying to the target amount the appropriate percentage established with reference to earnings achieved.

Also, on March 22, 2007, the Committee approved 2007-2008 long-term cash incentive targets pursuant to the 2005 Long-Term Performance Bonus Plan. This 2007-2008 performance period is based 100% on attainment of free cash flow of Furniture Brands for all corporate officers and leaders of each Brand. The long-term cash incentive targets are based on a percentage of base salary in effect at the end of 2007. The long-term cash incentive targets for the named executive officers are:

		Ramos	$731,100
		Foy	652,800
		Chipperfield	536,300
		Webster	449,900

		Mr. Holliman is not a participant in this long-term cash plan.

There will be separate performance objectives for the first year (2007) and for the full two-year period (2007-2008). The maximum long term cash incentive for each performance period may range from a minimum of zero to 200% of the individual target. The actual amount of long-term incentive to be paid at the conclusion of each performance period will be calculated by applying to the target amount the appropriate percentage established with reference to cash flow achieved.

Any incentive calculated for the 2007 performance period will be retained by the Company until the end of the full performance period in 2008, after which it will be paid out with any calculated award for the full two-year period, subject to the continued employment of each respective participant in the plan through December 31, 2008. The long-term cash incentives will be paid in cash to those participants who have met the stock ownership guidelines at time of payout, or will be delivered as 50% cash and 50% Company common stock to those who have not yet attained specified ownership levels under the guidelines.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.

By:	/s/ Steven W. Alstadt
Steven W. Alstadt
Controller and Chief Accounting Officer

Dated: April 10, 2007